UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2019

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;      Compensatory Arrangements of Certain Officers.
On February 19, 2019, Express, LLC, an indirect, wholly-owned subsidiary of Express, Inc. (the “Company”), entered into a special cash retention bonus agreement with Periclis (“Perry”) Pericleous, Senior Vice President, Chief Financial Officer and Treasurer (the “Retention Bonus Agreement”) due to the departure of the Company’s chief executive officer and the need to have stability in certain key roles in the Company to ensure a smooth continuation of operations.
Pursuant to the Retention Bonus Agreement, Mr. Pericleous is entitled to receive $100,000 (the “Award”), less applicable tax withholdings. In the event that Mr. Pericleous voluntarily terminates his employment with the Company on or prior to February 19, 2020 without “good reason” or his employment is terminated by the Company with “cause”, then Mr. Pericleous will be required to repay the Award to the Company within ten calendar days of his last day of employment. Payment of the Award under the Retention Bonus Agreement does not alter or affect any other compensation or benefits Mr. Pericleous may be entitled to under any other arrangement with the Company or under applicable law.
The preceding description of Mr. Pericleous’ Retention Bonus Agreement is a summary and is qualified in its entirety by the Retention Bonus Agreement filed herewith as Exhibit 10.1, which is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Special Cash Retention Bonus Agreement, dated as of February 19, 2019, by and between Express, LLC and Periclis Pericleous.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: February 22, 2019	/s/ Melinda R. McAfee
Melinda R. McAfee
Senior Vice President, General Counsel & Secretary